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TELECOM CORPORATION OF NEW ZEALAND LIMITED

AND

THE BANK OF NEW YORK

                                                                                               As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Third Amended and Restated Deposit Agreement

Dated as of __________, 2002

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THIRD AMENDED AND RESTATED DEPOSIT AGREEMENT

THIRD AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _________, 2002 among TELECOM CORPORATION OF NEW ZEALAND LIMITED, incorporated under the laws of New Zealand (herein called the Issuer), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer and The Bank of New York, as depositary, previously entered into a Deposit Agreement, dated as of March 7, 1994 and as amended and restated as of April 1, 1997 (the “Original Deposit Agreement”); and

WHEREAS, the Issuer and Citibank N.A., as successor depositary, entered into a Second Amended and Restated Deposit Agreement, dated as of March 7, 2000 (the “Second Deposit Agreement”); and

WHEREAS, the Issuer has removed Citibank N.A. as depositary and appointed The Bank of New York as Depositary; and

WHEREAS, the Issuer desires to amend and restate the Second Deposit Agreement and to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Subject to section 3.4, each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2.

Constitution.

The term "Constitution" shall mean the Constitution of the Issuer as from time to time in force.

SECTION 1.3.

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4.

Custodian.

The term "Custodian" shall mean the principal Melbourne, Victoria, Australia office of Australia and New Zealand Banking Group Limited, the principal Melbourne, Victoria, Australia office of Indosuez Australia Limited, the principal Melbourne, Victoria, Australia office of National Australia Bank or the principal Wellington, New Zealand office of the Bank of New Zealand (herein collectively called the "Custodian"), as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.5.

Deposit Agreement.

The term "Deposit Agreement" shall mean this third amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.6.

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.7.

Deposit, Surrender, Delivery.

The terms "deposit," "surrender" or "delivery," when used with respect to the Shares shall refer, where the context requires, to an entry or entries in an account or accounts maintained by institutions authorized under New Zealand law to effect transfer of securities.

SECTION 1.8.

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.9.

Dollars.

The term "Dollars" shall mean United States dollars.

SECTION 1.10.

Foreign Registrar.

The term "Foreign Registrar" shall mean ComputerShare Investor Services Limited, Level 2, 159 Hurstmere Rd, Northshore, Auckland, New Zealand, which carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.11.

Issuer.

The term "Issuer" shall mean Telecom Corporation of New Zealand Limited, incorporated under the laws of New Zealand, and its successors.

SECTION 1.12.

Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.13.

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.14.

Record Date.

The term "Record Date" shall mean a date fixed pursuant to Section 4.6 hereof.

SECTION 1.15.

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.16.

Restricted Receipts.

The term "Restricted Receipts" shall mean any legended Receipts issued pursuant to Section 4.4 hereunder in connection with the issuance of rights by the Issuer as set forth in such Section.  Any such Restricted Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

SECTION 1.17.

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as said term is defined in the Rules and Regulations adopted in the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an executive officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States, New Zealand, or under a shareholder agreement or the Constitution of  the Issuer.

SECTION 1.18.

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.19.

Shares.

The term "Shares" shall mean fully paid Ordinary Shares of the Issuer in registered or scriptless form, heretofore validly issued and outstanding and fully paid, or hereafter validly issued and outstanding and fully paid, or interim certificates representing such Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1.

Form and Transferability of Receipts.

Definitive Receipts shall be engraved, printed or lithographed (and on steel borders if required by any exchange).  Definitive Receipts shall also be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably necessary to enable the Depositary to perform its obligations hereunder or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary and except where provided otherwise in this Agreement, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2.

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel satisfactory to the Depositary) that any necessary approval has been granted by any governmental body in New Zealand which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3.

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4.

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, and shall be responsible for, one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and shall give notice of such appointment to the Issuer.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed at the request of the Issuer.

SECTION 2.5.

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and any necessary tax stamps affixed and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the principal Melbourne, Victoria, Australia or the principal Wellington, New Zealand office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6.

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.7.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer in good faith at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to Section 7.7 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.7.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9.

Pre-Release of Receipts.

Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.

  CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws, regulations or the Constitution or to enable the Depositary to perform its obligations hereunder.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall provide the Issuer, upon its request, with copies of documents it receives pursuant to this Section.

SECTION 3.2.

Liability of Owner for Taxes.

If any tax or other governmental charge payable by the Depositary or the Custodian shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3.

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, are not a holding, or part of a holding, in which a Person has a Relevant Interest in Shares (as defined in Section 3.4 hereof) in breach of the Constitution and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.4.

Restrictions Upon Ownership.

(a)

Each Owner and holder of Receipts acknowledges and agrees that (i) each Share, and the terms upon which it is held by the Depositary, is subject to and governed by the Constitution and the provisions of Section 3.4 of this Deposit Agreement shall apply notwithstanding any other provision in this Deposit Agreement to the contrary, (ii) except as otherwise provided in the Constitution, such Owner's or holder's Receipts represent a Relevant Interest in Voting Shares (as defined in the Constitution and hereinafter referred to as a "Relevant Interest in Shares"), (iii) (a) no "Person" (which shall include a natural person, a company, a corporation and any combination or association of natural persons or corporate or unincorporate bodies, in each case whether or not they have a single identity) shall have a Relevant Interest in 10 percent or more of the total Voting Shares (as defined in the Constitution and hereinafter referred to as "Shares" in this Section 3.4) outstanding other than in accordance with the prior written approval of the Kiwi Shareholder (as defined in the Constitution) and the Board of Directors of the Issuer (the "Board") and (b) no Person other than a New Zealand National (as defined in the Constitution) shall have a Relevant Interest in more than 49.9 percent of the total Shares outstanding, other than in accordance with the prior written approval of the Kiwi Shareholder (such limitations being hereinafter referred to collectively as the "Limitation", and Shares designated by a notice described in subparagraph (d) herein as a Disenfranchisement Notice as being declared to be held in breach of the Limitation being hereinafter referred to as "Affected Shares"), (iv) any Owner or holder of Receipts or any other Person shall be bound by the Limitation, (v) the Board and/or the Kiwi Shareholder may, under the Constitution, enforce the Limitation against the Depositary or the Custodian or any of their respective nominees (including without limitation, causing the withdrawal of the right of the Depositary or the Custodian or any of their respective nominees to vote Affected Shares, or causing a sale of all or part of the Affected Shares), and (vi) each Owner or holder of Receipts shall, on behalf of the Depositary or Custodian, provide information required by, and comply with requests from the Board or the Kiwi Shareholder to provide information pursuant to the Constitution, including among other things, information in such form as the Board or the Kiwi Shareholder may request as to the capacity in which such Receipts or the Shares representing such Receipts are owned or held, regarding the identity and address of any Person (including such Owner or holder of Receipts) having a Relevant Interest in Shares by virtue of an interest in such Receipts (such Person or Persons hereinafter being referred to as a "Beneficial Holder") and the nature and extent of the interest of such Beneficial Holder, and such other particulars as will or are likely to assist in identifying a Beneficial Holder with a Relevant Interest in Shares and the nature of that Relevant Interest.

(b)

Every Owner and holder of Receipts to whom a request is made in accordance with the provisions of subparagraph (a)(vi) shall ensure that the Depositary is informed in writing of all relevant information concerning whether one or more Persons have or may have a Relevant Interest in Shares by virtue of an interest in Receipts.  The Depositary shall forthwith pass on all such information to the Board.  The Depositary shall also inform the Board of all relevant information of which the ADR Department of the Depositary has actual knowledge as to whether one or more holders of Receipts or other Persons have or may have a Relevant Interest in Shares in breach of the Limitation.

(c)

If the Depositary or its nominee (or the Custodian or any nominee of the Custodian) receives a notice that the Board or the Kiwi Shareholder intends to declare that certain Shares are Affected Shares, then the Depositary shall send a copy of such notice to the Beneficial Holder specified.  Such notice is hereafter referred to as an "Intention Notice".  If the Board or the Kiwi Shareholder does not specify a particular Beneficial Holder, then such Intention Notice shall apply to every Owner and the Depositary shall forward such notice to every Owner.  Any Owner or holder of Receipts or a Person nominated by an Owner or holder of Receipts may make representations to the Board or the Kiwi Shareholder (as the case may be) for and on behalf of the Depositary or the Custodian as the registered Shareholder as to why such Shares should not be treated as Affected Shares.

(d)

If the Depositary or its nominee (or the Custodian or any nominee of the Custodian) as registered holder of any Shares receives a notice from the Board or the Kiwi Shareholder pursuant to the Constitution stating that some or all of the Shares have been declared to be Affected Shares, (such notice being hereinafter referred to as a "Disenfranchisement Notice") then the Depositary shall take the actions as set forth in subparagraph (e) of this Section.  The Issuer shall take all reasonable steps to identify the Beneficial Holder who has a Relevant Interest in Shares in breach of the Limitation and shall consult with the Depositary prior to forwarding such Disenfranchisement Notice.

(e)

Following the receipt of a Disenfranchisement Notice, the Depositary shall give notice to each Beneficial Holder whose name and address is specified in a Disenfranchisement Notice, of the action that is to be taken under subparagraph (e) hereof and of the relevant matters provided for in this Section and, if such Beneficial Holder is specified in the Disenfranchisement Notice, include in the notice that such Beneficial Holder must also act in accordance with subsection (f) hereof, and the Depositary shall also deny the voting instruction rights attaching to any Receipt which represents Affected Shares (a "Relevant Receipt") to the extent that the voting rights attaching to Affected Shares represented by a Relevant Receipt are denied to the Depositary or the Custodian or their respective nominees as notified in the Disenfranchisement Notice.  If a Disenfranchisement Notice does not specify the name and address of a Beneficial Holder then the Depositary shall give such notice to all Owners and deny voting instruction rights pro rata as to all outstanding Receipts.

(f)

In the event a Beneficial Holder receives a notification that he has an interest in Shares which are declared to be Affected Shares, he shall immediately take all such steps as may be required to become the registered Owner of the Relevant Receipts on the books of the Depositary.

(g)

(i) If the Disenfranchisement Notice does not state the number of Shares to which it applies, then the total number of the Shares represented by the total number of Receipts held by a named Beneficial Holder shall be deemed to be Affected Shares; (ii) if the Disenfranchisement Notice identifies the number of Affected Shares and relates them to one or more specified Beneficial Holders, then the provisions of this Section shall apply to the number of Receipts in the name of each such specified Beneficial Holder or Beneficial Holders representing that number of Affected Shares, and (iii) neither the Board nor the Kiwi Shareholder shall be under any obligation to make any statement in a Disenfranchisement Notice concerning the matters referred to in this subparagraph (g), but the Board or Kiwi Shareholder may make a statement in the Disenfranchisement Notice which combines the effect of the matters set forth above.

(h)

Under the Constitution the Board and the Kiwi Shareholder have the authority to sell the Affected Shares for the account of the registered holder.  Prior to selling such Affected Shares the Issuer shall consult with the Depositary.  In addition, if the Issuer becomes aware that the Kiwi Shareholder is intending to sell such Affected Shares, the Issuer will request that the Kiwi Shareholder consult with the Depositary.  If any Shares underlying any Relevant Receipt are sold by the Board or the Kiwi Shareholder, in accordance with such authority, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less the fees of the Depositary for cancellation of such Relevant Receipt and any expenses incurred or paid by the Depositary in distributing such cash to the Beneficial Holder of such Receipt, plus any unsold Shares and other property otherwise unaffected by this Section.  The Board shall notify the Depositary forthwith upon the sale of any Affected Shares by it and shall request the Kiwi Shareholder to make such a notification upon the sale of any Affected Shares by the Kiwi Shareholder (a "Sale Notification") and upon the settlement of such sale shall send to the Depositary the cash proceeds of any such sale, net of the expenses of such sale and transmittal.  The Depositary shall give notice of such sale forthwith upon receipt of the Sale Notification to any Beneficial Holder whose name and address is specified in such Sale Notification as having an interest in the Shares sold or if no Beneficial Holder is so specified then to all Owners.  Forthwith upon receipt of such notice, such Beneficial Holder shall surrender the Relevant Receipt for cancellation and, if applicable, issuance of a new Receipt.  The Depositary shall, upon (1) receipt of the cash proceeds and (2) surrender of the Relevant Receipt for cancellation, send such net amount of cash (less any applicable fees and expenses of the Depositary) and issue and forward with such net cash a new Receipt representing any unsold deposited Shares and other property otherwise unaffected to the Owner of the Receipt surrendered.  Upon issuance of a new Receipt, the Depositary shall simultaneously cancel on its books the Receipts surrendered.

(i)

The Issuer agrees with the Depositary that the Board shall not sell any Affected Shares as described in Section 3.4(h) hereof, and further agrees with the Depositary to use its reasonable efforts to obtain the consent of the Kiwi Shareholder not to sell any Affected Shares as so described, without in each case first delivering to the Depositary a notice which specifies the number of Affected Shares and the name and address of the Beneficial Holder of the relevant Receipts.

In the event that upon the sale of Affected Shares by the Kiwi Shareholder the Depositary has not received a notice which identifies a specific Beneficial Holder, then the Depositary shall immediately thereafter:

(1)  notify all Owners that their Receipts, on and after the date of such sale of Affected Shares, represent their pro-rata share of the remaining deposited Shares specifying the amount of Shares represented by each American Depositary Share outstanding on and after such date and on and after such date each American Depositary Share shall represent such number of Shares;

(2)  upon receipt of the cash proceeds of any such sale of Affected Shares, distribute such cash proceeds pro rata to all Owners and otherwise in accordance with Sections 4.1 and 4.6; and

(3)  upon surrender of any Receipt on and after such date, subject to the provisions of the Deposit Agreement, deliver the amount of Shares per American Depositary Share surrendered as specified in the notice described in (1) above.

(j)

The Depositary and each Owner and holder of Receipts agrees with the Issuer for itself and for the Board and the Kiwi Shareholder to take every reasonable step in accordance with any Intention Notice, Disenfranchisement Notice, Sale Notification or any other notice or request issued pursuant to this Section to ensure that the provisions of this Section are effective, together with any notice issued by the Board or the Kiwi Shareholder which modifies or withdraws a notice or request formerly issued, forthwith upon its receipt; provided however that, no such notice may materially increase the Depositary's duties hereunder without its written consent unless such duties are contemplated hereunder expressly or by necessary implication.

(k)

Except to the extent (if at all) as is provided in the Constitution, the Board and the Kiwi Shareholder shall be under no obligation to give, modify or withdraw a Disenfranchisement Notice and shall have no liability whatsoever to any Person in respect of any of the foregoing.  Nothing in this Deposit Agreement (including this Section 3.4) shall limit any right or remedy which the Issuer, the Board and Kiwi Shareholder may have under the Constitution or under any law.

(l)

Any resolution or determination of, or decision or exercise of any discretion or power by, the Issuer, the Board, the Kiwi Shareholder or the Depositary under or pursuant to the Constitution or this Section shall be final and conclusive and binding on any Owner, holder of a Receipt or other Person thereby affected and shall not be open to challenge, whether as to its validity or otherwise, or on any ground whatsoever.  Neither the Issuer, the Board, the Kiwi Shareholder, the Depositary, the Custodian, the Registrar nor the Foreign Registrar shall have any liability whatsoever to any such Owner, holder of a Receipt or Person, including but not limited to any Beneficial Holder, who fails to act in accordance with such provisions or who is affected by any decision or exercise of any discretion or power by the Issuer, the Board, the Kiwi Shareholder, the Depositary, the Custodian, the Registrar or the Foreign Registrar.

(m)

Under New Zealand law, persons who hold a relevant interest in 5% or more of the voting securities of the Issuer (including persons who hold such an interest through the holding of Receipts) are required to give written notice of their interest and certain changes in their interest to the Issuer and to the New Zealand Stock Exchange.

ARTICLE 4.

  THE DEPOSITED SECURITIES.

SECTION 4.1.

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer or its agent will remit to the appropriate governmental agency in New Zealand all amounts withheld and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2.

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.3.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4.

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, if instructed by the Issuer, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act and an opinion of counsel satisfactory to the Depositary and the Issuer has been obtained.

SECTION 4.5.

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7.

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be prepared by the Depositary and approved by the Issuer, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified Record Date, set by the Depositary, will be entitled, subject to any applicable provision of the laws of New Zealand and of the Constitution, to instruct the Depositary as to the exercise of the voting rights, if any, in the event a poll is called pertaining to the amount of Shares represented by their respective American Depositary Shares, and to demand a poll, and a brief statement as to the manner in which such instructions may be given, and (c) a statement that if a poll is called and no instructions as to voting are received by the Depositary from any Owner with respect to any of the Shares represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose ("Receipt Date"), then the Depositary will not vote or cause such Shares to be voted.  The Depositary may only vote such Shares in the event a poll, as referred to the Constitution, is called.  Upon the written request of an Owner, who was an Owner on the Record Date referred to in paragraph (b) above, received on or before the Receipt Date, and in the event a poll is called, the Depositary shall endeavor in so far as practicable to vote or cause to be voted, the amount of Shares represented by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares, other than in accordance with such instructions.  Unless specifically instructed by at least 5 Owners or holders of Receipts (and a certificate from an Owner of Receipts giving the number of holders who have made such request shall be sufficient for these purposes) evidencing American Depositary Shares which represent Shares having the right to vote at a meeting, or by Owners of Receipts in respect of American Depositary Shares representing Shares:

(a)

which represent not less than one-tenth of the total voting rights capable of being cast at such meeting; or

(b)

which confer a right to vote at such meeting and on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring such right to vote at such meeting, the Depositary shall not demand a poll at a meeting.  In order that the Depositary may demand a poll, the Depositary will cause the Custodian to hold deposited Shares in no less than 5 different names in the transfer books of the Issuer or the Foreign Registrar.

Such voting of Shares is subject to the provisions of Section 3.4 hereof.

In the event the Depositary holds Deposited Securities other than Shares to which voting rights attach, the Depositary shall not exercise the right to vote such Deposited Securities and shall confer with the Issuer as to the appropriate course of action with respect to such Deposited Securities.

SECTION 4.8.

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in respect of Deposited Securities, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9.

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6.

In addition, upon notice that the Issuer has not furnished the Commission with any public reports, documents or other information as required by foreign law or otherwise by the periodic reporting requirements of the Securities Exchange Act of 1934, as from time to time amended, the Depositary shall furnish promptly to the Commission or such regulatory agency or stock exchange copies of all annual or other periodic reports and other notices or communications which the Depositary receives as holder of the Deposited Securities from the Issuer and which are not so furnished to or filed with the Commission or such regulatory agency or stock exchange pursuant to any other requirement of the Commission or such regulatory agency or stock exchange and the Depositary is hereby authorized by the Issuer so to do on its behalf.  The Depositary shall also furnish to the Commission such information as required by law or applicable rule or regulation.

SECTION 4.10.

Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.

Withholding.

In the event that the Depositary determines that any distribution in property in respect of the Deposited Securities (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges and the balance of any such property to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.

  THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1.

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Issuer, appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-Registrar may be removed and a substitute or substitutes may be appointed by the Depositary with the approval of the Issuer.

SECTION 5.2.

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, officers, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, of the Constitution or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, officers, employees, agents or affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer incur any liability to any Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations specifically set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its best judgment and to act in good faith in the performance of its obligations specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith and in accordance with the terms of this Deposit Agreement while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith and the Depositary casts any such vote in accordance with the terms of this Deposit Agreement.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.

The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  The Depositary shall provide the Issuer with advance notification in the event a substitute or additional custodian shall be appointed.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6.

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange for the mailing of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7.

Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will at any time deposit hereunder any Shares, either originally issued or previously issued and reacquired by the Issuer or by any company under its control, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

SECTION 5.8.

Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or co-Registrars or co-transfer agents or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Issuer or any of its directors, officers, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or co-Registrars or co-transfer agents or their respective directors, officers, employees, agents and affiliates due to their negligence or bad faith.

SECTION 5.9.

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian, any co-Registrar or co-transfer agents are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 hereof), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, the execution and delivery of Receipts pursuant to Section 4.3 and the surrender of Receipts pursuant to Section 2.5 and (6) a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.4, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of Shares received in exercise of rights distributed to them pursuant to Section 4.4, but which rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11.

Exclusivity.

Subject to Section 5.4 of this Deposit Agreement, the Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.  This Section 5.11 shall not apply to appointments of a depositary in connection with the issuance of American Depositary Receipts for shares of any Affiliate or Subsidiary of the Issuer.  For the purposes of this Section 5.11, the term "Affiliate" shall mean any Person directly or indirectly controlling or controlled by or under common control with the Issuer or any Subsidiary, the term "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency, and the term "Subsidiary" shall mean any corporation, association or other business entity a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by the Issuer or by one or more Subsidiaries or by the Issuer and one or more Subsidiaries.

SECTION 5.12.

List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

  AMENDMENT AND TERMINATION.

SECTION 6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and upon payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.8.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.

  MISCELLANEOUS.

SECTION 7.1.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.2.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.

Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5.

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Telecom Corporation of New Zealand Limited, Telecom Networks House, 68-86 Jervois Quay, Wellington, New Zealand, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7.

Compliance With U.S. Securities Laws.

Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, TELECOM CORPORATION OF NEW ZEALAND LIMITED and THE BANK OF NEW YORK have duly executed this third amended and restated agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

TELECOM CORPORATION OF

 NEW ZEALAND LIMITED

By:  _____________________

THE BANK OF NEW YORK,

    as Depositary

By:  _____________________